Exhibit 2.1

BARBARA K. CEGAVSKE

Secretary of State

204 North Carson Street, Suite 4

Carson City, Nevada 89701-4520

(775) 684-5706

	Filed in the office of	Document Number 20150391950-95
Articles of Incorporation	/s/ Barbara K. Cegavske	Filing Date and Time
(PURSUANT TO NRS CHAPTER 78)	Barbara K. Cegavske	09/01/2015 8:00 AM
	Secretary of State	Entity Number
	State of Nevada	E0418542015-9

1. Name of Corporation: Great Coin, Inc.

2. Registered Agent for Service of Process:

Commercial Registered Agent: Incorp Services, Inc.

3. Authorized Stock:

Number of shares with par value: 120,000,000

Par value per share: $0.001

4. Names and Addresses of the Board of Directors/Trustees:

1) Michael Dunn

     26381 Crown Valley Parkway, Suite 230

     Mission Viejo, CA 92691

2) Ning Liu

     26381 Crown Valley Parkway, Suite 230

     Mission Viejo, CA 92691

5. Purpose:

The purpose of the corporation shall be:

6. Benefit Corporation:

7. Name, Address and Signature of Incorporator:

Christopher L. Tinen, Esq.                           /s/ Christopher L. Tinen

26475 Rancho Parkway South, Lake Forest, CA 92630

7. Certificate of Acceptance of Appointment of Registered Agent

I hereby accept appointment as Registered Agent for the above Entity:

Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity	Date

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EXHIBIT A

ARTICLES OF INCORPORATION

OF

GREAT COIN, INC.

ARTICLE 1.

Company Name

The name of this corporation is Great Coin, Inc. (hereinafter, the "Corporation").

ARTICLE 2.

Initial Agent for Service of Process

The name and address in the State of Nevada of this Corporation's initial agent for service of process is:

InCorp Services, Inc,

2360 Corporate Circle, Suite 400

Henderson, NV 89074-7739

ARTICLE 3.

Capital Stock

A.	Designation of Capital Stock. The Corporation is authorized to issue two classes of common stock designated respectively "Class A Common Stock" and "G-Coin" and undesignated preferred stock. Class A Common Stock and G-Coin are sometimes hereinafter collectively referred to as "Common Stock."

B.	Number of Authorized Shares. The total number of shares of Class A Common Stock authorized to be issued is fifty million (50,000,000). The total number of shares of G-Coin authorized to be issued is fifty million (50,000,000). The total number of shares of Preferred Stock authorized to be issued is twenty million (20,000,000).

C.	Common Stock. The par value of both of the Class A Common Stock and the G-Coin is $0.001 per share. Except as otherwise provide herein, all shares of Class A Common Stock and G-Coin will be identical and will entitle the holders thereof to the same rights and privileges.

1.	Voting Rights. The holders of Class A Common Stock shall have the general right to vote for all purposes, including the election of directors, as provided by law. Each holder of Class A Common Stock shall be entitled to one vote for each share thereof held. Except as otherwise required by law, the holders of G-Coin shall have no voting rights.

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2.	Dividends and Distributions. Subject to the preferential and other dividend rights of any outstanding series of Preferred Stock, holders of Class A Common Stock and G-Coin shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. A dividend or other distribution may be declared or paid on any share of Class A Common Stock without a like dividend or other distribution simultaneously declared or paid, as the case may be, on each share of G-Coin. All dividends and distributions on the Class A Common Stock and G-Coin payable in Common Stock of the Corporation shall be made in shares of Class A Common Stock and G-Coin, respectively.

3.	Distribution of Assets. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of G-Coin will be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders after all amounts to which the holders of any Preferred Stock or Class A Common Stock are entitled have been paid or set aside in cash for payment.

D.	Preferred Stock. The Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. The Preferred Stock shall have a par value of $0.001 per share.

ARTICLE 4.

Board of Directors

The governing body of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of the Corporation. The names and addresses of the first Board of Directors, which shall consist of two (2) directors, is as follows:

Michael Dunn,

Ning Liu

26381 Crown Valley Parkway,

Suite 230

Mission Viejo, CA 92691

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ARTICLE 5.

Purpose

The purpose for which this Corporation is organized shall be to engage in any lawful act or activity for which a corporation may be incorporated pursuant to the provisions of Title 7, Chapter 78 of the Nevada Revised Statutes.

ARTICLE 6.

Incorporator

The name and address of the incorporator signing the Articles of Incorporation is as follows:

Christopher L. Tinen, Esq.

Horwitz + Armstrong, LLP

26475 Rancho Parkway South

Lake Forest, CA 92630

ARTICLE 7.

Liability of Directors and Indemnification of Officers, Directors and Agents

A,	The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada law.

B.	The Corporation is authorized to provide indemnification of agents (as defined in section 78.7502 of the Nevada Revised Statutes) through insurance, bylaw provisions, agreements with agents or otherwise, to the fullest extent permissible under Nevada law.

C,	Any amendment, repeal or modification of any provisions of this Article shall not adversely affect any right of protection of an agent of this Corporation existing at the time of such amendment.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this day of September, 2015.

/s/ Christopher L. Tinen

Christopher L. Tinen, Esq.

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BARBARA K. CEGAVSKE

Secretary of State

204 North Carson Street, Suite 4

Carson City, Nevada 89701-4520

(775) 684-5706

Website: www.nvsos.gov

	Filed in the office of	Document Number 20150466593-51
Certificate of Amendment	/s/ Barbara K. Cegavske	Filing Date and Time
(PURSUANT TO NRS 78.385 and 78.390)	Barbara K. Cegavske	10/22/2015 3:49 PM
	Secretary of State	Entity Number
	State of Nevada	E0418542015-9

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of Corporation:

Great Coin, Inc.

2. The articles have been amended as follows:

3. Authorized Stock: Number of shares with par value: 145,000,000. Par value per share is $0.001.

Article 3.B. Number of Authorized Shares. The total number of shares of Class A Common Stock authorized to be issued is fifty million (50,000,000). The total number of shares of G-Coin authorized to be issued is seventy five million (75,000,000). The total number of Preferred Stock authorized to be issued is twenty million (20,000,000).

3. The undersigned declare that they constitute at least two-thirds of the following:

[_] Incorporators                                 [X] board of directors

4. Effective date and time of filing:      Date:                          Time:

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signature:

/s/ signature	/s/ signature
Authorized Signature	Authorized Signature

5

BARBARA K. CEGAVSKE

Secretary of State

204 North Carson Street, Suite 4

Carson City, Nevada 89701-4520

(775) 684-5706

Website: www.nvsos.gov

	Filed in the office of	Document Number 20150537731-44
Certificate of Amendment	/s/ Barbara K. Cegavske	Filing Date and Time
(PURSUANT TO NRS 78.385 and 78.390)	Barbara K. Cegavske	12/09/2015 9:44 AM
	Secretary of State	Entity Number
	State of Nevada	E0418542015-9

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation: Great Coin, Inc.

2. The articles have been amended as follows:

Article 3 - see amended and restated articles attached

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: unanimous

4. Effective date and time of filing:           Date:                     Time:

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signature:

/s/ signature	/s/ signature
Authorized Signature	Authorized Signature

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EXHIBIT A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION OF

GREAT COIN, INC.

ARTICLE 1.

Company Name

The name of this corporation is Great Coin, Inc. (hereinafter, the “Corporation”).

ARTICLE 2.

Initial Agent for Service of Process

The name and address in the State of Nevada of this Corporation’s initial agent for service of process is:

InCorp Services, Inc.

2360 Corporate Circle, Suite 400

Henderson, NV 89074-7739

ARTICLE 3.

Capital Stock

A.    Designation of Capital Stock. The Corporation is authorized to issue two classes of common stock designated respectively “Class A Common Stock” and “GX-Coin” and undesignated preferred stock. Class A Common Stock and GX-Coin are sometimes hereinafter collectively referred to as “Common Stock.”

B.    Number of Authorized Shares. The total number of shares of Class A Common Stock authorized to be issued is fifty million (50,000,000). The total number of shares of GX-Coin authorized to be issued is seventy five million (75,000,000). The total number of shares of Preferred Stock authorized to be issued is twenty million (20,000,000).

C.    Common Stock. The par value of both of the Class A Common Stock and the GX-Coin is $0.001 per share. Except as otherwise provide herein, all shares of Class A Common Stock and GX-Coin will be identical and will entitle the holders thereof to the same rights and privileges.

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1.     Voting Rights. The holders of Class A Common Stock shall have the general right to vote for all purposes, including the election of directors, as provided by law. Each holder of Class A Common Stock shall be entitled to one vote for each share thereof held. Except as otherwise required by law, the holders of GX-Coin shall have no voting rights.

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2.     Dividends and Distributions. Subject to the preferential and other dividend rights of any outstanding series of Preferred Stock, holders of Class A Common Stock and GX-Coin shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. A dividend or other distribution may be declared or paid on any share of Class A Common Stock without a like dividend or other distribution simultaneously declared or paid, as the case may be, on each share of GX-Coin. All dividends and distributions on the Class A Common Stock and GX-Coin payable in Common Stock of the Corporation shall be made in shares of Class A Common Stock and GX-Coin, respectively.

3.     Distribution of Assets. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of GX-Coin will be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders after all amounts to which the holders of any Preferred Stock or Class A Common Stock are entitled have been paid or set aside in cash for payment.

D.    Preferred Stock The Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. The Preferred Stock shall have a par value of $0.001 per share.

ARTICLE 4.

Board of Directors

The governing body of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of the Corporation. The names and addresses of the first Board of Directors, which shall consist of two (2) directors, is as follows:

Michael Dunn,

Ning Liu

26381 Crown Valley Parkway, Suite 230

Mission Viejo, CA 92691

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ARTICLE 5.

Purpose

The purpose for which this Corporation is organized shall be to engage in any lawful act or activity for which a corporation may be incorporated pursuant to the provisions of Title 7, Chapter 78 of the Nevada Revised Statutes.

ARTICLE 6.

Incorporator

The name and address of the incorporator signing the Articles of Incorporation is as follows:

Christopher L. Tinen, Esq. Horwitz +

Armstrong, LLP

26475 Rancho Parkway South

Lake Forest, CA 92630

ARTICLE 7.

Liability of Directors and Indemnification of Officers, Directors and Agents

A.    The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada law.

B.    The Corporation is authorized to provide indemnification of agents (as defined in section 78.7502 of the Nevada Revised Statutes) through insurance, bylaw provisions, agreements with agents or otherwise, to the fullest extent permissible under Nevada law.

C.    Any amendment, repeal or modification of any provisions of this Article shall not adversely affect any right of protection of an agent of this Corporation existing at the time of such amendment.

IN WITNESS WHEREOF, the undersigned corporation has caused these Amended and Restated Articles of Incorporation to be signed by its duly authorized officer this 3rd day of December, 2015.

/s/ Michael Dunn
Michael Dunn
Chief Financial Officer

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